UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
January 18, 2013

INVACARE CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	001-15103	95-2680965
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Invacare Way, P.O. Box 4028, Elyria, Ohio 44036
(Address of principal executive offices, including zip code)

(440) 329-6000
(Registrant’s telephone number, including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01. Completion of Acquisition or Disposition of Assets.
On January 18, 2013, Invacare Corporation (the “Company”) completed the sale (the “Transaction”) of all of the issued and outstanding capital stock of Invacare Supply Group, Inc. (“ISG”) to AssuraMed, Inc. (the “Purchaser”). The Transaction was completed pursuant to the Share Purchase Agreement, dated December 21, 2012, among the Company, ISG and the Purchaser (the “Purchase Agreement”).
Upon the closing of the Transaction, the net purchase price paid to the Company was approximately $150.8 million in cash following the application of certain closing adjustments required by the Purchase Agreement. The Company estimates net proceeds from the Transaction of approximately $146.6 million, net of expenses.
At the closing of the Transaction, the parties entered into a supply agreement and a transition services agreement to provide certain transitional services with respect to the ISG business following the Transaction. In addition, at closing, the parties entered into a Non-Competition, Non-Solicitation and Confidentiality Agreement (the "Non-Compete Agreement") pursuant to which the Company agreed, for a period of five years (i) not to compete in the sale, marketing or distribution of products intended for certain defined disease or therapeutic markets that would compete with the ISG business, subject to certain enumerated exceptions for the businesses currently conducted by the Company, and (ii) not to solicit customers or employees of ISG (or any of its direct or indirect parent or subsidiary entities, including the Purchaser) away from it. The Non-Compete agreement clarifies that the Company can continue to solicit, market and sell to ISG's customers and other customers, the Company's enumerated non-restricted products subject to limitations on the Company's growth of direct-to-customer sales of certain disposable products.

Neither the Company nor any of its affiliates have had a material relationship with the Purchaser, other than in respect of the Purchase Agreement.

The foregoing summary is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2012 and incorporated herein by reference.

The unaudited pro forma condensed combined financial information of the Company giving effect to the Transaction, together with the related notes thereto, is attached hereto as Exhibit 99.1.

Item 7.01. Regulation FD Disclosure.
On January 18, 2013, the Company issued a press release announcing the completion of its sale of ISG. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits.
(b) Pro Forma Financial Information.
Unaudited pro forma condensed combined financial information of the Company required by Article 11 of Regulation S-X is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Unaudited pro forma condensed combined financial information.
99.2	Press Release, dated January 18, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVACARE CORPORATION
(Registrant)

Date: January 22, 2013	By:	/s/ Robert K. Gudbranson
	Name:	Robert K. Gudbranson
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit

99.1	Unaudited pro forma condensed combined financial information.
99.2	Press Release, dated January 18, 2013.